Exhibit 10.6

ZA Acquisition Corp. I

10 Drs James Parker Blvd, Suite 202
Red Bank, NJ 07701
[●], 2026

ZA Sponsor I LLC
10 Drs James Parker Blvd, Suite 202

Red Bank, NJ 07701

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between ZA Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and ZA Sponsor I LLC, a Delaware limited liability company (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Stock Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earliest of (a) the consummation by the Company of an initial business combination, (b) the Company’s liquidation (in each case as described in the Registration Statement) and (c) the date that is 12 months from the closing of the Company’s initial public offering (such earliest date hereinafter referred to as the “Termination Date”):

(i) Sponsor shall make available, or cause to be made available, to the Company, at 10 Drs James Parker Blvd, Suite 202, Red Bank, NJ 07701 (or any successor location of Sponsor), certain office space, utilities and administrative and shared personnel support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor up to $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; provided, that if the Company’s audit committee determines that the Company lacks sufficient funds held outside the Trust Account (as defined below) to pay such amounts, such payments shall be deferred and shall accrue without interest until such funds are available or the consummation of the Company’s initial business combination; and

(ii) Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature page follows]

Very truly yours,

ZA Acquisition Corp. I

By:
	Name:	Jonathan Gazdak
	Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

ZA Sponsor I LLC

By:
	Name:	Jonathan Gazdak
	Title	Managing Member